NEWS RELEASE
Contact: Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Reports Fourth Quarter and Annual 2010 Results

Overland Park, Kansas, (February 21, 2011) - NPC International, Inc. (the “Company”), today reported results for its fourth fiscal quarter and year ended December 28, 2010.

FOURTH QUARTER HIGHLIGHTS:

•	Comparable store sales increased 8.8% rolling over a decrease of -10.5% last year.
•	Adjusted EBITDA (reconciliation attached) of $24.5MM was $5.5MM or 29% greater than last year.
•	Net income of $3.4MM was $3.7MM greater than last year’s net loss of $0.3MM.
•	Cash balances increased to $44.2MM from $41.4MM last quarter.

YEAR-TO-DATE HIGHLIGHTS:

•	Comparable store sales from continuing operations increased 10.1% rolling over a decrease of -10.2% from last year.
•	Adjusted EBITDA from continuing operations (reconciliation attached) of $105.5MM increased by $11.0MM or 12% from last year.
•	Free Cash Flow (reconciliation attached) of $57.8MM was $20.6MM or 55% greater than last year.
•	Net Income of $21.5MM was $11.1MM or 107% greater than last year’s net income of $10.4MM.
•	Debt has been reduced by $31.3MM and cash balances have increased by $29.5MM from last fiscal year end.
•
The Company’s leverage ratio declined to 3.80X Consolidated EBITDA, as defined in our Credit Agreement, from 4.51X at last fiscal year end,  compared to our existing maximum leverage covenant of 4.75X.  Including the benefit of excess cash balances of $39.6MM, our leverage ratio would have improved to 3.43X.

The Company’s annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are set forth in the Company’s Form 10-K for the fiscal year ended December 28, 2010 which can be accessed at www.sec.gov to be filed on February 22, 2011.

NPC’s President and CEO Jim Schwartz said, “We are pleased to post record EBITDA of $105.5 million, an impressive 11% increase from last year’s $94.6 million. This record was achieved on the foundation of strong sales growth and excellent operational controls exhibited by our restaurant teams.

We closed the year with continued strong sales momentum recording fourth quarter comparable store sales growth of 8.8%; culminating in 10.1% comparable store sales growth for the fiscal year.

During the quarter we continued to seed our simplified menu pricing strategy which leverages off of the key tenets of the $10 Any Pizza promotion – tremendous value and a simple pricing message.  Then in December, we again brought innovation to the category with the re-introduction of our Cheesy Bites Pizza which was very well received by consumers.

Our margins benefited from the transition to simplified pricing and product innovation as exhibited by our sequentially lower cost of sales as compared to the first half of the year and lower year-over-year direct labor and other restaurant operating expenses.

We are pleased to report that our free cash flow generation was outstanding this fiscal year at $57.8 million, an increase of $20.6 million or 55% over last year.  As a result, we increased our cash balances by $29.5 million from last fiscal year end while reducing debt by $31.3 million and improving our leverage ratio from 4.51X to 3.80X.  Including the benefit of our excess cash balances, our leverage position at the end of the fiscal year would have been 3.43X.

Despite some indications that the economy may be strengthening as we begin 2011 we do not anticipate any relief from the ultra-competitive environment that we experienced in fiscal 2010.  Specifically, we expect that our fiscal 2011 comparable store sales growth will revert closer to traditional levels associated with a mature restaurant brand rolling over last year’s exceptional sales growth given the continued competitive environment. However, we do believe that the pizza category is positioned to continue to lead the restaurant category in transaction growth due to the category’s firm commitment to value and unique positioning with the consumer.  At NPC, we are very proud of our 2010 turn-around results and are excited about our continued progress as we look to build upon this foundation during fiscal 2011.”

CONFERENCE CALL INFORMATION:

The Company’s fourth quarter earnings conference call will be held Tuesday, February 22, 2011 at 10:00 am CST. You can access this call by dialing 866-202-1971.  The international number is 617-213-8842. The access code for the call is 90226308.

Go to www.npcinternational.com and click on the Thomson Financial logo in the investor information section or go to www.earnings.com.

For those unable to participate live, a replay of the call will be available until March 1, 2011 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 21206742.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,136 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Company’s  annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Company’s Form 10-K which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  NPC’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; continued deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in NPC’s filings with the Securities and Exchange Commission, including NPC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	December 28, 2010		December 29, 2009

Net product sales	$219,475	100.0%	$203,271	100.0%
Fees and other income (1)	10,390	4.7%	9,086	4.5%
Total sales	229,865	104.7%	212,357	104.5%
Comparable store sales (net product sales only)	8.8%		-10.5%

Cost of sales (2)	63,258	28.8%	55,870	27.5%
Direct labor (3)	65,761	30.0%	65,296	32.1%
Other restaurant operating expenses (4)	70,771	32.2%	70,235	34.6%
General and administrative expenses (5)	14,632	6.7%	12,212	6.0%
Corporate depreciation and amortization of intangibles	3,239	1.5%	2,951	1.5%
Other	550	0.2%	472	0.2%
Total costs and expenses	218,211	99.4%	207,036	101.9%
Operating income	11,654	5.3%	5,321	2.6%
Interest expense (6)	(7,131)	-3.2%	(7,828)	-3.9%
Income (loss) before income taxes	4,523	2.1%	(2,507)	-1.3%
Income tax expense (benefit)	1,128	0.6%	(2,247)	-1.2%

Net income (loss)	$3,395	1.5%	$(260)	-0.1%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$4,447		$5,931
Cash Rent Expense	$12,340		$12,435

(1)	Fees and other income increased due to increased delivery transactions.
(2)	Cost of sales, as a percentage of net product sales, increased primarily due to lower net pricing and product mix changes as well as higher ingredient costs, primarily meat.
(3)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, decreased health insurance costs (50 basis points) due to favorable claims experience and the favorable impact of FICA relief (40 basis points).

(4)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, primarily depreciation and occupancy costs.

(5)	General and administrative expenses increased due to increased bonus and incentive compensation accruals and higher credit card transaction fees.
(6)	Interest expense declined primarily due to lower average debt levels than the prior year.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	December 28, 2010		December 29, 2009

Net product sales	$934,807	100.0%	$845,074	100.0%
Fees and other income (1)	43,477	4.7%	37,391	4.4%
Total sales	978,284	104.7%	882,465	104.4%
Comparable store sales (net product sales only)	10.1%		-10.2%

Cost of sales (2)	277,027	29.6%	226,676	26.8%
Direct labor (3)	280,690	30.0%	262,298	31.0%
Other restaurant operating expenses (4)	299,721	32.1%	291,640	34.5%
General and administrative expenses (5)	50,960	5.5%	48,883	5.8%
Corporate depreciation and amortization of intangibles	11,809	1.3%	11,761	1.5%
Other	1,665	0.2%	1,955	0.2%
Total costs and expenses	921,872	98.7%	843,213	99.8%
Operating income	56,412	6.0%	39,252	4.6%
Interest expense (6)	(29,283)	-3.1%	(31,266)	-3.7%
Income (loss) before income taxes	27,129	2.9%	7,986	0.9%
Income tax expense (benefit)	5,665	0.6%	(2,463)	-0.3%

Income from continuing operations	21,464	2.3%	10,449	1.2%
Loss from discontinued operations	-	0.0%	(59)	0.0%
Net income	$21,464	2.3%	$10,390	1.2%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$18,331		$25,457
Cash Rent Expense	$50,377		$49,783

(1)	Fees and other income increased due to increased delivery transactions.
(2)	Cost of sales, as a percentage of net product sales, increased year-to-date primarily due to lower net pricing and product mix changes as well as higher ingredient costs, primarily meat.
(3)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, which more than offset the increased average wage rates related to the July 2009 minimum wage increase.

(4)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, primarily depreciation and occupancy costs.

(5)	General and administrative expenses increased due to increased bonus and incentive compensation accruals and higher credit card transaction fees.
(6)	Interest expense declined primarily due to lower average debt levels than the prior year.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 28, 2010	December 29, 2009
Assets
Current assets:
Cash and cash equivalents	$44,159	$14,669
Other current assets	21,727	22,845
Total current assets	65,886	37,514

Facilities and equipment, net	143,713	164,413
Franchise rights, net	399,248	408,714
Other noncurrent assets	216,381	218,683
Total assets	$825,228	$829,324
Liabilities and Stockholders' Equity
Current liabilities:
Other current liabilities	$76,404	$74,412
Current portion of debt	29,670	31,340
Total current liabilities	106,074	105,752

Long-term debt, less current portion	372,700	402,370
Other noncurrent liabilities	164,122	162,627
Total liabilities	642,896	670,749
Stockholders' equity	182,332	158,575
Total liabilities and stockholders' equity	$825,228	$829,324

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	December 28, 2010	December 29, 2009
Operating activities
Net income	$21,464	$10,390
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	46,221	51,926
Amortization of debt issue costs	2,568	2,098
Deferred income taxes	2,950	(2,544)
Other adjustments	1,751	1,365
Changes in assets and liabilities, excluding acquisitions:
Assets	(190)	(265)
Liabilities	1,414	(296)
Net cash provided by operating activities	76,178	62,674
Investing activities
Capital expenditures	(18,331)	(25,457)
Net proceeds from sale of units	-	19,463
Purchase of business assets, net of cash acquired	-	(32,804)
Proceeds from sale or disposition of assets	2,118	1,009
Net cash used in investing activities	(16,213)	(37,789)
Financing activities
Net payments under revolving credit facility	-	(3,000)
Payments on term bank facilities	(31,340)	(17,094)
Proceeds from sale-leaseback transactions	865	6,402
Other	-	(1,851)
Net cash used in financing activities	(30,475)	(15,543)
Net change in cash and cash equivalents	29,490	9,342
Beginning cash and cash equivalents	14,669	5,327
Ending cash and cash equivalents	$44,159	$14,669

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 28, 2010	December 29, 2009	December 28, 2010	December 29, 2009
Adjusted EBITDA:
Net income (loss) from continuing operations	$3,395	$(260)	$21,464	$10,449
Adjustments:
Interest expense	7,131	7,828	29,283	31,266
Income tax expense (benefit)	1,128	(2,247)	5,665	(2,463)
Depreciation and amortization	12,004	12,849	46,221	51,916
Net facility impairment charges	570	421	1,753	1,368
Pre-opening expenses and other	300	447	1,075	1,957
Adjusted EBITDA from continuing operations	24,528	19,038	105,461	94,493
Adjusted EBITDA from discontinued operations	-	-	-	142
Adjusted EBITDA (1)	$24,528	$19,038	$105,461	$94,635

Free Cash Flow:
Net cash provided by operating activities	$7,144	$10,876	$76,178	$62,674
Less:
Capital expenditures	(4,447)	(5,931)	(18,331)	(25,457)
Free Cash Flow (2)	$2,697	$4,945	$57,847	$37,217

Unit Count Activity

	52 Weeks Ended
	December 28, 2010	December 29, 2009

Beginning of period	1,149	1,098
Developed	1	5
Acquired	-	105
Closed	(14)	(17)
Sold	-	(42)
End of period	1,136	1,149

Equivalent units(3)	1,138	1,142

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges and pre-opening expenses. The Company has substantial interest expense relating to the financing of the acquisition of us in 2006 and substantial depreciation and amortization expense relating to the acquisition of us in 2006 and to our acquisition of units in recent years.  Management believes the elimination of these items, as well as taxes, pre-opening and other expenses and facility impairment charges give investors useful information to compare the performance of our core operations over different periods.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because management believes that Adjusted EBITDA provides investors a helpful measure for comparing the Company’s operating performance with the performance of other companies that have different financing and capital structures or tax rates.

(2) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.

 (3) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

7300 W 129th St
Overland Park, KS 66213